EX-35.2
(logo) CoreLogic

1 Corelogic Drive
Westlake, TX 76262

SERVICER COMPLIANCE CERTIFICATION

This Servicer Compliance Certification is issued pursuant to the Master 3rd Party Supplier Agreement dated as of November 18, 2005 (together with all Statements of Work and amendments thereto, the "Agreement"), between Wells Fargo Bank, N.A. ("Company") and CoreLogic Commercial Real Estate Services, Inc. ("CoreLogic").

I, Vicki Chenault, an authorized officer of CoreLogic, certify to Company and with the knowledge and intent that it will rely upon this certification, that:

1. The servicing information required to be provided to Company by CoreLogic under the Agreement has been so provided;

2. I am responsible for reviewing the activities performed by CoreLogic under the Agreement and based upon my knowledge and in all material respects throughout the relevant reporting period CoreLogic has fulfilled its obligations under the Agreement; and

3. Attached to this Servicer Compliance Certification is a list of all material failures and the nature and status thereof. [NONE/NO ATTACHMENT]

CORELOGIC COMMERCIAL REAL ESTATE SERVICES, INC.

By: /s/ Vicki Chenault
Vicki Chenault
Senior Vice President
February 8, 2012

Page 1 of 1